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                                                                 Exhibit 10.17

               RECIPROCAL IRU LEASE AND EXCHANGE OPTION AGREEMENT

          This Reciprocal IRU Lease and Exchange Option Agreement ("AGREEMENT") is made as of the 25th day of February, 2000, by and among TOUCH AMERICA, INC., a Montana corporation, with offices at 130 North Main, Butte, Montana 59701 ("TA") and PF. NET CONSTRUCTION CORP., with offices at 1625 B Street, Washougal, Washington 98671 ("PFN"), sometimes referred to herein individually as "PARTY" and collectively as "PARTIES."

                                    RECITALS

          WHEREAS, TA will own and maintain a conduit and fiber optic communication system as generally set forth in EXHIBIT A attached hereto (the "TA SYSTEM");

          WHEREAS, PFN will own and maintain a conduit and fiber optic communication system as generally set forth in EXHIBIT B attached hereto (the "PFN SYSTEM" and collectively with the TA System, the "SYSTEM");

          WHEREAS, TA intends to lease IRUs ("INDEFEASIBLE RIGHT TO USE" or "IRU" as defined more particularly in Article 34 of this Agreement) relating to the TA System to PFN for a term of years and PFN intends to lease IRUs relating to the PFN System to TA for a term of years;

          WHEREAS, the Parties intend that, in the absence of modification, the reciprocal leases of IRUs shall be classified as "true leases" for federal income tax purposes;

          WHEREAS, the Parties intend that, during the term of the reciprocal leases of IRUs, each Party will have a mutually exercisable option to extend the term of such leases;

          WHEREAS, the Parties intend that an exercise of the option to extend the terms of the reciprocal leases would effect a transfer of ownership of the IRUs for federal income tax purposes and that such mutual transfers will be treated as an exchange of property of like kind within the meaning of section 1031 of the Internal Revenue Code of 1986, as amended ("CODE");

          WHEREAS, each Party is referred to herein as the "CONSTRUCTING PARTY" for its System and as the "NONCONSTRUCTING PARTY" for the other party's System;

          WHEREAS, the Parties desire to set forth herein the terms and conditions agreed upon with respect to the aforementioned transactions.

          NOW, THEREFORE, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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ARTICLE 1. CONSTRUCTION OF THE SYSTEMS

          1.1 The Parties understand and agree that the actual route of the TA System and the PFN System shall be as set forth in EXHIBIT A or EXHIBIT B, as applicable; PROVIDED, however, that each of TA and PFN may deviate from the route set forth in EXHIBIT A or EXHIBIT B, as applicable, as long as each System traverses through (i) each named pair of cities (each, a "LINK") as designated on EXHIBIT A or EXHIBIT B, as applicable, and (ii) the POP locations (the portion between the POP locations being a "ROUTE") as set forth on EXHIBIT A-1 or EXHIBIT B-1, respectively.

          1.2 On the Completion Date of each Constructing Party, such Constructing Party warrants and represents that its System shall be designed, engineered, installed and constructed (i) in compliance in all material respects with any and all applicable building, construction and safety codes for such construction and installation, as well as any and all other applicable governmental laws, codes, ordinances, statutes and regulations; and (ii) to perform in accordance with the specifications set forth in EXHIBITS C-1, C-2 AND C-3 for the TA System and EXHIBITS C-4, C-5, AND C-6 for the PFN System.

          1.3 On the Completion Date of each Constructing Party, such Constructing Party warrants and represents that it has performed a complete and detailed engineering and design of such Constructing Party's System, including the development of system performance criteria for such Constructing Party's System.

          1.4 On the Completion Date of each Constructing Party, such Constructing Party warrants and represents that it has performed all necessary surveying and mapping for its System, including, without limitation:

               1.4.1 A complete locations survey of its respective System, including staking and marking thereof, in accordance with standard telecommunication engineering practices.

               1.4.2. A complete locations survey of sites for regeneration stations, if any, and other facilities in accordance with standard telecommunications engineering practices.

          1.5 On the Completion Date of each Constructing Party, such Constructing Party warrants and represents that it shall have acquired the Constructing Party's Required Rights (as defined in Article 9).

          1.6 Subject to any restrictions including but not limited to right-of-way restrictions and other protocols, each Nonconstructing Party shall have the right, at its own expense and without unreasonable interference with the activities of the Constructing Party or the construction schedule, to observe construction of the System and to ensure that all construction is performed in accordance with the provisions of this Agreement. Each Constructing Party shall keep each Nonconstructing Party advised of the progress of the construction and installation of

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its System in order to facilitate Nonconstructing Party's right to conduct such observations. The right of the Nonconstructing Party to observe shall include, but not be limited to, the following:

          1.6.1 Observing construction operations, including, but not limited to, clearing, grading, ditching, fiber placement, splicing, and clean-up; and

          1.6.2 Observing tests of the fiber within the System, which observation shall not unreasonably interfere with such tests.

Any questions or concerns that a Nonconstructing Party may have regarding the Constructing Party's construction shall be directed as follows:

     If to TA:         Duane Wright
                       Project Manager             Telephone:  406-442-8788
                       Facsimile:  406-4428730

     If to PFN:        Thomas R. McCaleb           Telephone:  713-544-6022
                       Facsimile:  713-544-4366

ARTICLE 2.        RECIPROCAL LEASES OF IRUS

     2.1 Certain fibers and conduits are identified in Exhibit G as the TA IRU and the PFN IRU. It is understood that said fibers and conduits are sometimes referred to hereafter individually as "FIBERS" and "CONDUIT" and collectively as the "IRU FIBERS AND CONDUITS"

     2.2  INTENTIONALLY DELETED

     2.3 Upon the terms, covenants and conditions contained in this Agreement, effective on the Both Party Completion Date, TA hereby leases to PFN the TA IRU (the "TA IRU LEASE").

     2.4 Upon the terms, covenants and conditions contained in this Agreement, effective on the Both Party Completion Date, PFN hereby leases to TA the PFN IRU (the "PFN IRU LEASE").

     2.5 The term "IRU LEASES" shall refer collectively to the TA IRU Lease and the PFN IRU Lease.

     2.6 Except as provided in Article 2.7, the initial term of the IRU Leases shall begin on the Both Party Completion Date and shall end twenty (20) years from the Both Party Completion Date ("INITIAL IRU LEASE TERM").

     2.7 The initial term of the IRU Leases for the TA System Dallas to Denver and Chicago to Detroit Links (the "SPECIAL IRU LEASES") shall begin on the Both Party Completion

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Date and shall end eighteen (18) years from the Both Party Completion Date
("SPECIAL IRU LEASE TERM").

     2.8 The Parties understand and intend that each of the IRU Leases will be classified as "true leases" for federal income tax purposes and for state and local tax purposes. The Parties further intend that each of the IRU Leases shall comply with the true lease guidelines issued by the Internal Revenue Service as set forth in Revenue Procedure 75-21, 1975-1 CB 715. The Parties agree to file all federal, state and local tax returns in a manner consistent with the classification of the IRU Leases as true leases, except as otherwise required by law, and not to take any position inconsistent therewith. The Parties understand and intend that the IRUs will be held for productive use in a trade or business as a result of the IRU Leases.

     2.9 The Parties anticipate that there will be a difference in the total number of Fiber Miles ("FIBER MILE DIFFERENCE") and Conduit Miles ("CONDUIT MILE DIFFERENCE") between the TA IRUs and the PFN IRUs on the Both Party Completion Date. The Party which receives IRU Leases having a fewer number of Fibers Miles and/or Conduit Miles than the other Party shall be entitled to a one-time payment ("TRUE-UP PAYMENT"). The True-Up Payment shall equal the sum of (i) the Fiber Mile Difference multiplied by the Fiber Mile Value, as set forth in ADDENDUM 1 hereto, and (ii) the Conduit Mile Difference multiplied by the Conduit Mile Value, as set forth in ADDENDUM 1 hereto. The True-Up Payment shall be determined by reference to the information set forth in EXHIBIT G hereto. The True-Up Payment shall be made in accordance with the schedule set forth in Addendum 1 and shall be made by wire transfer to an account specified by the Party entitled to receive the True-Up Payment.

     2.10 The Parties agree to allocate the True-Up Payment in equal amounts to each month of the IRU Lease Term and the Special IRU Lease Term for federal, state and local tax purposes. The Parties understand and agree that a portion of each allocation of the True-Up Payment will include a rent component and an interest component which will be determined in a manner consistent with the Treasury Regulations issued under Code section 467. It is understood and agreed by the Parties that such allocation of the True-Up Payment shall be used for federal and all applicable state and local tax purposes. The Parties agree to file all federal, state and local tax returns in a manner consistent with the allocation described in this Article 2.10, except as otherwise required by law, and not to take any position inconsistent therewith.

     2.11 During the Initial IRU Lease Term and the Special IRU Lease Term, as applicable, each Constructing Party will exercise its best efforts to renew or replace existing rights-of-way, IRUs or other underlying rights to continue to maintain such Constructing Party's System in place during such periods. If, despite its best efforts, the Constructing Party determines that it cannot renew or replace any of its existing rights-of-way, IRUs or other underlying rights, then the Constructing Party shall cooperate with the Nonconstructing Party and allow the Nonconstructing Party to attempt to renew or replace such right-of-way, IRU or other underlying right, but at the Nonconstructing Party's sole expense. The ability of the Constructing Party to renew or replace existing rights-of-way, IRUs or other underlying rights

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shall not affect, or produce an adjustment to, any fee payable under Article
2.9, Article 7 or Article 8.

ARTICLE 3.  COMPLETION OF SYSTEM CONSTRUCTION

     3.1 The Parties understand and intend that the scheduled date for completion of all construction, installation and Fiber Acceptance Testing of the TA System and the PFN System shall be December 31, 2001. TA and PFN each shall use commercially reasonable efforts to complete all construction and testing obligations by such date.

     3.2 Prior to the Both Party Completion Date, the Parties may mutually agree to enter into reciprocal leases of IRUs relating to completed portions of the TA System and the PFN System ("ADVANCE IRU LEASES"). The Parties understand and agree that the Advance IRU Leases will be undertaken only to the extent that the Fiber Miles included in the Advance IRU Leases of each Party are substantially equivalent.

ARTICLE 4.          ACCEPTANCE AND TESTING OF IRU FIBERS AND CONDUIT

     4.1 Prior to the Both Party Completion Date, and except as provided below, Constructing Party or its designee shall test and verify the Fibers in the Nonconstructing Party's IRU Fibers and Conduit in accordance with the procedures specified in EXHIBIT C-3 ("TA Link Fiber Cable Splicing, Testing and Acceptance Standards") for the TA System and EXHIBIT C-6 ("PFN Link Fiber Splicing, Testing and Acceptance Standards") for the PFN System (collectively, "FIBER ACCEPTANCE TESTING") to verify that the respective Fibers within the IRU Fibers and Conduit are operating in accordance with the specifications in EXHIBIT C-2 and EXHIBIT C-3 for the TA System and EXHIBIT C-5 and EXHIBIT C-6 for the PFN System. Constructing Party shall provide Nonconstructing Party with three (3) business day's written notice prior to the first day of testing. Fiber Acceptance Testing shall progress along the Routes and Links as cable splicing is completed, so that test results may be reviewed in a timely manner.

     4.2 Within fourteen (14) days of the conclusion of the Fiber Acceptance Testing, the Constructing Party shall provide the Nonconstructing Party with a copy of the test results. Upon receipt of Constructing Party's Fiber Acceptance Testing results, the Nonconstructing Party shall have seven (7) days to provide written notice stating the reasons the test results are unacceptable to the Nonconstructing Party. In the case of such written notice by Nonconstructing Party rejecting the Fiber Acceptance Testing, Constructing Party shall conduct as many as two (2) additional tests on the Fibers within the IRU Fibers and Conduit in the manner set forth in Exhibit C, as applicable to each Party, and shall resubmit each test result to the Nonconstructing Party in accordance with the provisions of this Article 4.2.

     4.3 The Parties understand and agree that TA has completed Fiber Acceptance Testing for the Denver to Dallas portion of the TA System. Unless, pursuant to
Article 3, PFN requests such test results prior to the Both Party Completion Date, TA shall provide the Fiber Acceptance Testing results for the Denver to Dallas portion of the TA System at the time it provides Fiber Acceptance Testing results for the last Link of the TA System. In either case, the

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procedures set forth in Article 4.2 and Article 4.4 shall apply to the acceptance by PFN (as the Nonconstructing Party) of the Denver to Dallas Fiber Acceptance Testing results as of the date PFN actually receives the Denver to Dallas Fiber Acceptance Testing results.

     4.4. The Nonconstructing Party shall be deemed to have accepted the IRU Fibers and Conduit unless it notifies the Constructing Party within seven (7) days of receipt of the Constructing Party's Fiber Acceptance Testing results that such results are unacceptable. If the results of Constructing Party's Fiber Acceptance Testing are within the parameters of the specifications in EXHIBIT C-2 and EXHIBIT C-3 for the TA System and EXHIBIT C-5 and EXHIBIT C-6 for the PFN System, the Nonconstructing Party, within seven (7) days of receipt of the test results, shall provide the Constructing Party with a written notice accepting the Fiber Acceptance Testing results for the Constructing Party's IRU Fibers and Conduit.

     4.5 The date of the notice of acceptance or the date of deemed acceptance, as the case may be, of the Nonconstructing Party's IRU Fibers and Conduit with respect to the final Route in a Link to be tested shall be the "LINK IRU ACCEPTANCE DATE." The Link IRU Acceptance Date with respect to the completion of the final Link of the PFN System shall be the "TA IRU ACCEPTANCE DATE." The Link IRU Acceptance Date with respect to the completion of the final Link of the TA System shall be the "PFN IRU ACCEPTANCE DATE."

ARTICLE 5.    SYSTEM DOCUMENTATION

     Prior to the Both Party Acceptance Date, and within ninety (90) days following a Link IRU Acceptance Date, the applicable Constructing Party shall provide the Nonconstructing Party with documentation ("DELIVERABLES") which shall consist of the following:

     5.1 As-built drawings in accordance with Exhibit D-1 for the TA Link and Exhibit D-2 for the PFN Link, as applicable.

     5.2 Technical specifications of the optical fiber cable and associated splices, regenerators and other equipment placed in the Link, as the case may be.

ARTICLE 6.    EXCHANGE OPTION

     6.1 Subject to the condition described in Article 6.3, on the first business day that is two years after the Both Parties Completion Date (the "EXCHANGE OPTION DATE"), the Parties by notification as described in this
Article 6 may extend of the Initial IRU Lease Term and the Special IRU Lease Term to thirty-eight (38) years from the Both Party Completion Date (such period being the "EXCHANGE PERIOD" and such option being the "EXCHANGE OPTION"). The Exchange Option shall be exercisable only as to all IRU Leases.

     6.2 Within one hundred and twenty (120) days prior to the Exchange Option Exercise Date (the "EXCHANGE OPTION NOTIFICATION PERIOD"), but not prior to such time, each Party may notify the other Party in writing of its intention to exercise the Exchange Option (the

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"EXCHANGE OPTION NOTIFICATION"). If either Party provides the Exchange Option
Notification, then the Exchange Option shall be deemed exercised by both Parties on the Exchange Option Date.

     6.3 If, following the steps outlined in Article 6.6, the Parties cannot keep the existing right-of-way, IRU's or other underlying rights in place for TA's Denver to Dallas and/or Chicago to Detroit Links for the entire Exchange Period or a shorter time, then the Exchange Period for TA's Denver to Dallas and/or Chicago to Detroit Links shall terminate eighteen years after the Both Party Completion Date. If the Parties are able to renew or replace all material existing rights-of-way, IRUs or other underlying rights necessary for the Denver to Dallas and/ or the Chicago to Detroit Link, then the Exchange Period with respect to the TA IRU in the TA System Denver to Dallas and/or Chicago to Detroit Links shall continue for so long as the term remaining under any material R of W Agreement, IRU or other underlying right continues through the remainder of the Exchange Period. Extension of the Exchange Period shall be governed by Article 6.6.

     6.4 The Parties understand and intend that the exercise of the Exchange Option shall effect (i) a transfer of ownership for federal, state and local tax purposes of the TA IRUs to PFN and (ii) a transfer of ownership for federal, state and local tax purposes of the PFN IRUs to TA, as of the Exchange Option Date. The Parties further intend to treat the exercise of the Exchange Option as a mutual exchange of property of like kind within the meaning of section 1031 of the Code or any successor provision ("LIKE KIND EXCHANGE"). The Parties agree to file all federal, state and local tax returns in a manner consistent with the classification of the Exchange Option as a Like Kind Exchange, except as otherwise required by law, and not to take any position inconsistent therewith, except as may be required solely for financial accounting purposes. Following the Like Kind Exchange, TA shall hold the PFN IRUs for productive use in a trade or business, and PFN shall hold the TA IRUs for productive use in a trade or business.

     6.5 The Parties understand and agree that upon exercise of the Exchange Option, the portion of the True-Up Payment that has not been allocated to periods prior to the Exchange Option Date (the "UNALLOCATED TRUE-UP PAYMENT") shall be taken into account for federal, state and local tax purposes as of the Exchange Option Date as part of the consideration associated with the exercise of the Exchange Option. The Parties agree to file all federal, state and local tax returns in a manner consistent with such treatment of the Unallocated True-Up Payment, except as otherwise required by law, and not to take any position inconsistent therewith, except as may be required solely for financial accounting purposes.

     6.6. Subject to Article 6.3, each Constructing Party will exercise commercially reasonable efforts to renew or replace existing right-of-way, IRU's or other underlying rights to continue to maintain such Party's Conduit in place beyond the Exchange Period. If, despite commercially reasonable efforts, the Constructing Party determines that it cannot renew or replace its existing rights-of-way, IRU's or other underlying rights, then the Constructing Party shall cooperate with the Nonconstructing Party and allow the Nonconstructing Party to attempt to renew or replace such right-of-way, IRU's or other underlying rights, but at the Nonconstructing Party's sole expense. If a Party is able to renew or

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replace all material existing rights-of-way, IRUs or other underlying rights to continue to maintain the applicable Conduit in place for the applicable renewal term, the IRU granted under this Agreement with respect to Conduit may be renewed by the Nonconstructing Party for two renewal terms of ten (10) years each or, if shorter, the term remaining under any material R of W Agreement, IRU or other underlying right (a "RENEWAL TERM"). The IRU of a Nonconstructing Party with respect to fiber shall not be renewable and shall expire at the expiration of the Exchange Period. Between March 31 and July 1 of the calendar year preceding the calendar year of the expiration of the Exchange Period or the then effective Renewal Term, the Constructing Party shall give notice to the Nonconstructing Party of the Constructing Party's determination as to whether it will renew or replace its existing rights-of-way, IRU's or other underlying rights. All terms and conditions of this Agreement shall be applicable to any Renewal Terms; provided, however, there shall be no adjustment or refund of any fee payable under Paragraph 2.9 of the Article entitled Reciprocal Leases of IRUs or Paragraph 7.1 of the Article entitled Collocation and Interconnection or Paragraph 8.1 of the Article entitled Operation, Maintenance and Repair of the System. Further, in the event only one party exercises its renewal right, in addition to the continued applicability of the other terms of this Agreement, the exercising party shall pay the nonexercising party annual fees, equal to the then fair market value, for (i) the right to use the Conduit, (ii) the maintenance of the Conduit by the Constructing Party and (iii) the use of collocation space. 6.7 The Parties understand and agree that, in the event the Exchange Option is not exercised, the IRU Leases shall remain in effect in accordance with the provisions of Article 2 of this Agreement.

ARTICLE 7.  COLLOCATION AND INTERCONNECTION

     7.1 The Constructing Party will provide the Nonconstructing Party collocation space at all optical amplifier, regenerator, junction and POP sites along its Links in locations controlled by the Constructing Party. The Constructing Party will provide such collocation space in secure shelters with the standard HVAC, commercial AC power, DC power, heat and door alarms, as well as diesel or gasoline generator and battery backup as provided in EXHIBIT F at a cost to be agreed upon by the Parties.

     7.2 Subject to the provisions herein, Nonconstructing Party shall be responsible for all costs to connect its facilities with its IRU Fibers and Conduit. Subject to EXHIBIT F, Nonconstructing Party may connect its system or other fiber optic systems controlled by it with its IRU Fibers and Conduit at its sole cost, at any optical amplifier, regenerator or junction site or other splice points agreed to by the Parties; PROVIDED, however, any connection requiring a splice to be entered shall be performed by the Constructing Party at the Nonconstructing Party's sole expense. To schedule a connection of this type, the Nonconstructing Party shall coordinate the work at least thirty (30) days in advance of the date the connection is requested to be completed. Constructing Party shall use commercially reasonable efforts to accommodate the request.

     7.3 Constructing Party may prohibit Nonconstructing Party from making a

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connection if Constructing Party can demonstrate to Nonconstructing Party's reasonable satisfaction that use of a proposed Connecting Point would materially and adversely affect the Constructing Party's System. Nonconstructing Party shall not employ equipment or technologies that would interfere with the use of, or cause damage to, any fibers or conduit in the System.

ARTICLE 8.  OPERATION, MAINTENANCE AND REPAIR OF THE SYSTEMS

     8.1 During the Term hereof, the Constructing Party or its designee shall be responsible, at its sole expense, for the emergency and nonemergency training of personnel, maintenance and repair of the Constructing Party's System, the Nonconstructing Party's IRU Fibers and Conduit and any common equipment of the Parties on the Constructing Party's System, all pursuant to the operations specifications set forth on Exhibit E so as to assure continuing conformity of the Constructing Party's System and the Nonconstructing Party's IRU Fibers and Conduit with their respective specifications, including replacement of individual fibers and any maintenance as is reasonably necessary for the normal operation of the Constructing Party's System and the Nonconstructing Party's IRU Fibers and Conduit at a cost agreed upon by the Parties. To the extent the Constructing Party provides maintenance or repair services for fibers or conduit that relate to the Non-constructing Party's IRU, it is understood and agreed by the Parties that such maintenance or repair services are rendered by the Constructing Party in its capacity as an independent contractor for the Non-constructing Party. The Constructing Party, at the Nonconstructing Party's sole expense and at the Constructing Party's then prevailing rates, shall perform maintenance and repair necessitated by the Nonconstructing Party's negligence, willful misconduct, or its elective maintenance or repair requests. The Constructing Party shall not be responsible for maintenance or repair of any Nonconstructing Party's equipment except as set forth above.

     8.2 The Constructing Party may subcontract for maintenance and repair services hereunder. Notwithstanding any other provisions of this Agreement, the Constructing Party shall require the subcontractor(s) to meet maintenance and repair standards for the Constructing Party's System which shall be at least as high as those standards utilized by the Constructing Party for the maintenance and repair of other portions of its communications systems. The Constructing Party shall be responsible for splicing of the cables in the Constructing Party's System so as to assure continuing conformity with their respective specifications, including, without limitation, conducting continual monitoring of the cable system containing the Nonconstructing Party's IRU Fibers and Conduit in the Constructing Party's System, location of faults, splicing and splice testing associated with any repair, and procurement of replacement cable used in repair. The Constructing Party shall, at no charge to the Nonconstructing Party, perform or cause its subcontractor(s) to perform, routine inspections of the Constructing Party's System and routine right-of-way maintenance in accordance with its standard maintenance procedures, including, without limitation, any flights that may be made over the routes where the Constructing Party's System is located. The use of any such subcontractor shall not relieve the Constructing Party of its obligations hereunder.

     8.3 The Nonconstructing Party will perform all maintenance on Nonconstructing

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Party's equipment (other than common equipment) on the Constructing Party's
System. However, in the event the Nonconstructing Party requests, and the Constructing Party agrees, to perform repair or maintenance with respect to such Nonconstructing Party equipment, the Nonconstructing Party shall pay for all repair and maintenance of such equipment performed by Constructing Party at Constructing Party's rates then in effect. Constructing Party shall, on or before January 1 of each year during the Term, provide Nonconstructing Party notice of Constructing Party's rates for repair and maintenance for such calendar year.

     8.4 Constructing Party shall use its commercially reasonable efforts to respond to any interruption of service or a failure of the Nonconstructing Party IRU Fibers and Conduit to perform in accordance with the specifications in EXHIBITS C-2 AND C-3 for the TA System and EXHIBITS C-5 AND C-6 for the PFN System (in any event, an "OUTAGE") as quickly as possible in accordance with the procedures set forth in EXHIBIT E. In the event Constructing Party determines that the Outage cannot be cured within 4 hours, or if the Outage is not cured within 4 hours (in either case an "EMERGENCY OUTAGE"), Constructing Party shall notify Nonconstructing Party so that maintenance and repair services may be performed by Nonconstructing Party, subject to the provisions of applicable R of W Agreements and any agreement with respect to a right of way controlled by AT&T. In the event of an Emergency Outage, Constructing Party shall provide Nonconstructing Party with access to the Nonconstructing Party's Fibers at the breakpoint, or as near as possible to the breakpoint, on the Constructing Party System to enable the Nonconstructing Party to install a temporary line in order to restore service. In the event Nonconstructing Party requires Constructing Party personnel to unlock any Constructing Party facility, Constructing Party shall cooperate fully with Nonconstructing Party to allow Nonconstructing Party access. In those parts of the Constructing Party System that Nonconstructing Party does not require Constructing Party personnel to enter Constructing Party facilities, Nonconstructing Party shall provide Constructing Party with oral notification prior to entry of those parts of the Constructing Party System that will be entered. Constructing Party shall reimburse Nonconstructing Party its direct costs and out-of-pocket expenses of providing such maintenance services. Nonconstructing Party shall provide supporting documentation for such costs.

     8.5 In the event of damage to the Constructing Party System which results from a specific accident or disaster, or deterioration of the fibers in Constructing Party System requiring the replacement of fibers ("CONSTRUCTING PARTY DAMAGE OR DETERIORATION"), Nonconstructing Party shall pay a proportional amount (i.e., fibers in which Nonconstructing Party owns an IRU at the time of the incident relative to the total fibers in the Constructing Party System) of any costs incurred in repairing such Constructing Party Damage or Deterioration, unless such Constructing Party Damage or Deterioration is due to Constructing Party negligence or willful misconduct. Constructing Party agrees that no request for reimbursement from Nonconstructing Party shall be made unless Nonconstructing Party's proportional amount of the repair or replacement cost for such project exceeds $10,000. In the event the Constructing Party is reimbursed for any such cost of repairs by insurance or otherwise, the Nonconstructing Party shall only pay the proportional amount of the non-reimbursed costs.

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     8.6 Nonconstructing Party shall pay Constructing Party's invoice for
Nonconstructing Party's proportional amount of the cost to repair the Constructing Party Damage or Deterioration within thirty (30) days after receipt of the invoice. Upon request by Nonconstructing Party, Constructing Party will promptly provide the necessary substantiating information which will allow Nonconstructing Party to verify the accuracy of the invoice.

     8.7 If it is necessary for the Nonconstructing Party to access its fibers or otherwise enter onto real estate covered by the Constructing Party's Required Rights, the Nonconstructing party shall observe all terms and conditions thereof including the giving of any required notices and observance of any safety requirements.

ARTICLE 9.  PERMITS; PHYSICAL PLANT AND REQUIRED RIGHTS

     9.1 As of the Completion Date of the Constructing Party, such Party will have obtained, and will cause to remain effective throughout the Term, all R of W Agreements, including without limitation, rights, licenses, authorizations, rights-of-way, easements, permits and other agreements necessary for the use of conduit, cable, wire or other physical plant facilities, as well as any other such rights, licenses, authorizations (including any necessary state, tribal or federal authorizations such as environmental permits), rights-of-way, easements, permits and other agreements necessary for the installation and use of the Constructing Party System hereunder (all of which are referred to as "CONSTRUCTING PARTY REQUIRED RIGHTS"). Nonconstructing Party shall have the right to review and copy all documents reflecting the Constructing Party Required Rights

     9.2 In the event of the Constructing Party's refusal or claimed inability to undertake the obligations described in Article 9.1, such circumstance (a "FAILURE OF REQUIRED RIGHTS") shall be communicated to the Nonconstructing Party in writing. Any Failure of Required Rights shall entitle the Nonconstructing Party to obtain specific performance from the Constructing Party in addition to any other remedies available at law or in equity, PROVIDED that such Failure of Required Rights is not the result of (i) an event identified in the Article 20 (FORCE MAJEURE) or (ii) the fault of the Nonconstructing Party.

ARTICLE 10.       RELOCATION.

     10.1 If, for any reason, either party (the "RELOCATING PARTY") is required to relocate the Cable or any of the facilities used or required in providing the other party with its IRU, the Relocating Party shall give the other party sixty
(60) days prior notice of any such relocation, if possible, and shall have the obligation to proceed with such relocation, including, but not limited to, the right to determine the extent of, the timing of, and methods to be used for such relocation; provided that any such relocation: (i) shall be constructed and tested in accordance with the specifications and requirements set forth in EXHIBITS C-1, C-2 AND C-3 or EXHIBITS C-4, C-5 AND C-6 as applicable and (ii) the Relocating Party shall use its commercially reasonable efforts to avoid an adverse change to the operations, performance, connection points with the network of the other party, or end points of the applicable System. The Relocating Party

PROPRIETARY/CONFIDENTIAL
shall deliver to the other party updated as-built drawings in substantially the form of those set forth in EXHIBITS D-1 AND D-2 as applicable, with respect to any relocated portion of its System not later than one hundred eighty (180) days following the completion of such relocation. The cost of such relocation shall be allocated as follows:

                  a. If required by PFN, PFN shall pay all of TA's and PFN's
                     Relocation Costs.

                  b. If required by TA, TA shall pay all of PFN's and TA's
                     Relocation Costs.

                  c. Subject to Paragraph 10.2, if required pursuant to the order of any court or government agency or where required by other third parties or as the result of event covered by insurance, the Constructing Party shall designate a replacement route and the costs that are not paid by a third-party or insurer, as applicable, shall be prorated between PFN and TA based on the number of the PFN Fibers and TA Fibers in the affected Link or Route.

                  10.2 The Relocating Party agrees that no request for reimbursement from the other Party shall be requested unless the other Party's proportional amount of the Relocation Costs for a project exceeds Ten Thousand Dollars ($10,000).

                  10.3 The Relocating Party's invoice for the other Party's proportional amount of the Relocation Costs shall be paid within thirty (30) days after receipt of the invoice by such party. Upon request by such Party, the Relocating Party will promptly provide the necessary substantiating information that will allow the other Party to verify the accuracy of the invoice.

ARTICLE 11.  USE OF TA SYSTEM AND PFN SYSTEM

                  11.1 Each of PFN and TA warrants that its use of the TA System and the PFN System, respectively, shall comply with all applicable government codes, ordinances, laws, rules, regulations and/or restrictions and all provisions and restrictions contained herein.

                  11.2 Either party, as Nonconstructing Party, shall have the right, by providing at least 90 days prior written notice to the Constructing Party, to abandon its entire interest in the Constructing Party's IRU (an "ABANDONMENT"). Any Abandonment shall terminate the right of the Nonconstructing Party to use the IRU. The Abandonment shall be effective at the time the Constructing Party receives the abandonment notice described in this Article
11.2. The occurrence of an Abandonment shall not reduce or otherwise affect the abandoning party's obligations as a Constructing Party hereunder; PROVIDED, however, there shall be no adjustment or refund of any fee payable under Article
2.9 or Article 6.4 (relating to the True-Up Payment), Article 7.1 (relating to collocation and interconnection); PROVIDED FURTHER, that the abandoning party shall be relieved of its obligation for maintenance fees with respect to the abandoned IRU under Article 8.1.

                  11.3 Consistent with the terms and conditions of the Constructing Party's

PROPRIETARY/CONFIDENTIAL

Required Rights, each party may use its leasehold interest in the IRU, or if applicable, the IRU received pursuant to exercise of the Exchange Option, for any lawful purpose; PROVIDED that TA agrees and acknowledges that it has no additional right to use the PFN IRU during the Term hereof; and PROVIDED FURTHER that PFN agrees and acknowledges that it has no additional right to use the TA IRU during the Term hereof.

                  11.4 PFN and TA shall promptly notify each other of any matters pertaining to any damage or impending damage to or loss of the PFN System or the TA System, respectively, that are known to such party.

                  11.5 TA shall respect PFN's right to its use of the PFN System, and PFN shall respect TA's right to its use of the TA System.

                  11.6 Neither Nonconstructing Party shall use its IRU Fibers and Conduit in any way that interferes with or adversely affects the operation of the fibers or conduit which the Constructing Party owns or in which the Constructing Party holds an interest in an IRU.

ARTICLE 12.  INDEMNIFICATION

                  12.1 TA agrees to indemnify, defend, protect and hold harmless PFN, its employees, officers, directors, agents, shareholders and affiliates, from and against, and assumes liability for:

                       a. Any injury, death, loss or damage to any person, tangible property or facilities of PFN or any other person or entity (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of TA, its officers, employees, servants, affiliates, agents or contractors in connection with its performance under this Agreement;

                       b. Any claims, liabilities or damages arising out of any violation by TA of regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with its performance under this Agreement; and

                       c. Any and all losses, damages, expenses, cost and liabilities for anything and everything whatsoever arising in any way from or out of the presence of any Hazardous Materials in, on, under, at or about the TA System route or originating in, on, under, at or about the TA System route and migrating offsite, regardless of the source of such Hazardous Materials, including, without limitation, any damage to property or personal injury incurred by any party; provided, however, that nothing contained herein shall require TA to remediate or indemnify, defend, protect or hold PFN harmless from and against any loss, damage, expense, cost and/or liability arising in any way from or out of any environmental condition arising out and to the extent of the negligence or willful misconduct of PFN. The indemnity set forth in this paragraph includes, without limitation, (i) any reasonable expense relating to the time or travel of any employee or other individual involved in the defense of a claim, reasonable costs associated with

PROPRIETARY/CONFIDENTIAL
consultants or witnesses, reasonable attorneys' fees and costs associated with investigation, preparation, mediation, arbitration or litigation; (ii) all costs associated with remediation including but not limited to testing, sampling, assessment, investigation, response, clean-up, detoxification, containment, closure, restoration, repair, removal, transport, storage, or disposal or other remedial work which is required or reasonably necessary to comply with any environmental agency, any law or court order, or reasonably necessary in the application of prudent environmental engineering, standards; and (iii) costs associated with claims for damage to persons, property or natural resources related to the presence of any Hazardous Materials.

                  12.2 PFN agrees to indemnify, defend, protect and hold harmless TA, its employees, officers, directors, agents, shareholders and affiliates, from and against, and assumes liability for:

                       a. Any injury, death, loss or damage to any person, tangible property or facilities of TA or any other person or entity (including reasonable attorneys' fees and costs), to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of PFN, its officers, employees, servants, affiliates, agents or contractors in connection with its performance under this Agreement;

                       b. Any claims, liabilities or damages arising out of any violation by PFN of regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with its performance under this Agreement; and

                       c. Any and all losses, damages, expenses, cost and liabilities for anything and everything whatsoever arising in any way from or out of the presence of any Hazardous Materials in, on, under, at or about the PFN System route or originating in, on, under, at or about the PFN System route and migrating offsite, regardless of the source of such Hazardous Materials, including, without limitation, any damage to property or personal injury incurred by any party; provided, however, that nothing contained herein shall require PFN to remediate or indemnify, defend, protect or hold TA harmless from and against any loss, damage, expense, cost and/or liability arising in any way from or out of any environmental condition arising out and to the extent of the negligence or willful misconduct of TA. The indemnity set forth in this paragraph includes, without limitation, (i) any reasonable expense relating to the time or travel of any employee or other individual involved in the defense of a claim, reasonable costs associated with consultants or witnesses, reasonable attorneys' fees and costs associated with investigation, preparation, mediation, arbitration or litigation; (ii) all costs associated with remediation including but not limited to testing, sampling, assessment, investigation, response, clean-up, detoxification, containment, closure, restoration, repair, removal, transport, storage, or disposal or other remedial work which is required or reasonably necessary to comply with any environmental agency, any law or court order, or reasonably necessary in the application of prudent environmental engineering standards; and (iii) costs associated with claims for damage to persons, property or natural resources related to the presence of any Hazardous Materials.

                  12.3 The parties expressly recognize the limitation of liability set forth in the

PROPRIETARY/CONFIDENTIAL

Article entitled Disclaimer of Warranty; Limitation of Liability. The parties expressly recognize and agree that each party's said obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of the parties' other obligations, if any, hereunder. In the event that a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured party hereby expressly recognizes that its sole remedy in such event shall be the right to bring an arbitration proceeding pursuant to the terms of this Agreement against the other party for its damages as a result of the other party's said failure to indemnify, defend, protect and save harmless. These obligations shall survive the expiration or termination of this Agreement.

                  12.4 Any sale, lease or exchange, through IRU, license or otherwise, by the Nonconstructing Party of the right to use any of the Fibers and Conduit on the Constructing Party's System shall contain a written limitation of liability that is binding on the transferee and all transferee's grantees, licensees, lessees, customers and other third party users in all material respects at least as restrictive as the limitations set forth in this
Section 12.4:

                       a. The transferee's exclusive remedy, and the sole liability of the Constructing Party or its employees, agents or contractors, for any loss, damage or destruction of the Fibers or Conduits transferred or of any property of transferee which may be installed within the System, shall be repair or replacement of the transferee's affected Fibers, Conduit or property by the party causing any such damages.

                       b. In no event shall the Constructing Party, or its employees, agents or contractors beliable to the transferee or the transferee's customers for incidental, consequential, special, indirect, punitive or exemplary damages, whether foreseeable or not, including lost revenues and lost profits.

                       c. The transferee in any contract or tariff offering of service, capacity, or rights of use that involve the use of its facilities will include in such contract or tariff a written limitation of liability that is binding on its customers or third party users that is in all material respects at least as restrictive as the limitations set forth herein.

                  12.5 Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third party, including indirect, special or consequential damages, based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of the PFN IRU Fibers and Conduit or the TA IRU Fibers and Conduit, as the case may be; provided, however, that each party hereto shall assign such rights of claims, execute such documents and do whatever else may be reasonably necessary to enable the other party to pursue any such action against such third party; provided, further, that the limitation of liability set forth in the Article entitled Disclaimer of Warranty; Limitation of Liability shall apply with respect to any liability of a party arising from or related to a claim or counterclaim brought by the third party.

ARTICLE 13.  INSURANCE

PROPRIETARY/CONFIDENTIAL

                  13.1 During the term of this Agreement, each party shall obtain and maintain and shall require any of its permitted contractors to obtain and maintain not less than the following insurance:

                       a. Commercial General Liability Insurance with a combined single limit of $10,000,000 for bodily injury and property damage.
                       b. Worker's Compensation Insurance in amounts required by applicable law and Employers Liability Insurance with limits not less than $1,000,000 each accident.

                       c. Automobile Liability Insurance with a combined single limit of $2,000,000 for bodily injury and property damage, to include coverage for all owned, nonowned and hired vehicles.

                       The limits set forth above are minimum limits and will not be construed to limit either party's liability.

                  13.2 Unless otherwise agreed, the PFN insurance policies required above shall be obtained and maintained with companies rated A or better by Best's Key Rating Guide and TA, its parent and affiliated companies will be named as additional insureds as respects the indemnifications under this Agreement. PFN shall provide TA with an insurance certificate confirming compliance with the insurance requirements in Article 13. The insurance certificate shall indicate that TA shall be notified not less than thirty (30) days prior to any cancellation or material change in coverage.

                  13.3 Unless otherwise agreed, the TA insurance policies required above shall be obtained and maintained with companies rated A or better by Best's Key Rating Guide and PFN, its parent and affiliated companies will be named as additional insureds as respects the indemnifications under this Agreement. TA shall provide PFN with an insurance certificate confirming compliance with the insurance requirements in Article 13. The insurance certificate shall indicate that PFN shall be notified not less than thirty (30) days prior to any cancellation or material change in coverage.

                  13.4 In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided above, the party carrying such coverage shall make commercially reasonable efforts to pursue such claim with its carrier.

                  13.5 PFN and TA shall each obtain from the insurance companies providing the coverages required by this Agreement a waiver of all rights of subrogation or recovery in favor of the other party, its parent corporation, affiliates, subsidiaries, assignees, officers, directors, and employees or any other party entitled to indemnity under this Agreement.

ARTICLE 14. TAXES AND FRANCHISE, LICENSE AND PERMIT FEES

PROPRIETARY/CONFIDENTIAL

                  14.1 Each of TA and PFN shall be responsible for and shall timely file necessary returns and pay any and all (i) taxes (including property taxes), license, permit and franchise fees based on the physical location of the TA System or the PFN System, respectively, and/or the respective construction thereof in or on public roads, highways or rights-of-way; and (ii) right-of-way payments on the TA System or the PFN System, respectively. Failure of either party to pay such taxes or payments which continues after ten (10) days written notice thereof by the other party, shall authorize, but not obligate, the other party to make such payments and such other party will then have the right to be reimbursed for such payments by the party which failed to pay such taxes.

                  14.2 Each of TA and PFN shall be responsible for and shall timely file necessary returns and pay any and all taxes (including property taxes), license, permit and franchise fees assessed on or associated with the use of Fibers and or Conduits each party is then using or is contracted to use under this Agreement in its own System and in the other party's System. Failure of either party to pay such taxes or payments which continues after ten (10) days written notice thereof by the other party, shall authorize, but not obligate, the other party to make such payments and such other party will then have the right to be reimbursed for such payments by the party which failed to pay such taxes.

                  14.3 Each of TA and PFN shall be responsible for and shall timely file necessary returns and pay any and all sales, use, income, gross receipts or other taxes or franchise fees assessed on the basis of revenues received by such party due to its use of the Fibers and Conduit. Failure of either party to pay such taxes or payments which continues after ten (10) days written notice thereof by the other party, shall authorize, but not obligate, the other party to make such payments and such other party will then have the right to be reimbursed for such payments by the party which failed to pay such taxes.

                  14.4 Notwithstanding any provision herein to the contrary, PFN shall have the right to protest by appropriate proceedings the imposition and/or amount of any taxes or franchise, license or permit fees imposed on or assessed against PFN, including, but not limited to, any taxes or franchise, license or permit fees assessed on the basis of (1) the use of Fibers or Conduit by PFN,
(2) revenues received by PFN due to its use of the TA System (3) the physical location of the TA System and/or (4) the construction thereof. In such event, PFN shall indemnify and hold TA harmless from any expense, legal action or cost, including reasonable attorneys' fees, resulting from PFN's exercise of its rights hereunder. In the event of any refund, rebate, reduction or abatement to PFN of such taxes or franchise, license or permit fees, PFN shall be entitled to receive the entire benefit of such refund, rebate, reduction or abatement attributable to PFN's use of the TA System. In the event PFN has exhausted all its rights of appeal in protesting any imposition or assessment of any taxes or franchise, license or permit fees, as previously described herein, and has failed to obtain the relief sought in such proceedings or appeals ("FINALLY DETERMINED TAXES AND FEES"), PFN and TA may jointly agree (at a cost to be shared equally), or either PFN or TA may individually agree (at its sole option and cost) to relocate a portion of the Link so as to bypass the jurisdiction which had imposed or assessed such

PROPRIETARY/CONFIDENTIAL

Finally Determined Taxes and Fees. If PFN and TA, or either of them, do not determine to relocate the portion of the affected Link, PFN shall have the right to abandon its use of all, but not less than all, of the PFN IRU Fibers and Conduit over the entire, but not less than the entire, TA System. Such abandonment shall be effected in accordance with and subject to the provisions of Article 11.2.

                  14.5 Notwithstanding any provision herein to the contrary, TA shall have the right to protest by appropriate proceedings the imposition and/or amount of any taxes or franchise, license or permit fees imposed on or assessed against TA, including, but not limited to, any taxes or franchise, license or permit fees assessed on the basis of (1) the use of Fibers or Conduit by TA, (2) revenues received by TA due to its use of the PFN System (3) the physical location of the PFN System and/or (4) the construction thereof. In such event, TA shall indemnify and hold PFN harmless from any expense, legal action or cost, including reasonable attorneys' fees, resulting from TA's exercise of its rights hereunder. In the event of any refund, rebate, reduction or abatement to TA of such taxes or franchise, license or permit fees, TA shall be entitled to receive the entire benefit of such refund, rebate, reduction or abatement attributable to TA's use of the PFN System. In the event TA has exhausted all its rights of appeal in protesting any imposition or assessment of any Finally Determined Taxes and Fees, TA and PFN may jointly agree (at a cost to be shared equally), or either TA or PFN may individually agree (at its sole option and cost) to relocate a portion of the Link so as to bypass the jurisdiction which had imposed or assessed such Finally Determined Taxes and Fees. If TA and PFN, or either of them, do not determine to relocate the portion of the affected Link, TA shall have the right to abandon its use of all,, but not less than all, of the TA IRU Fibers and Conduit over the entire, but not less than the entire, PFN System. Such abandonment shall be effected in accordance with and subject to the provisions of Article 11.2.

                  14.6 Each Party shall be responsible for and shall timely file necessary returns and pay any taxes, fees or other assessments resulting from
(1) such Party's acquisition of a leasehold interest in such other Party's IRU, or (2) such Party's acquisition of an IRU pursuant to the exercise of the Exchange Option. Failure of either party to pay such taxes, fees or other assessments which continues after ten (10) days written notice thereof by the other party, shall authorize, but not obligate, the other party to make such payments and such other party will then have the right to be reimbursed for such payments by the party which failed to pay such taxes.

ARTICLE 15.  DISCLAIMER OF WARRANTY; LIMITATION OF LIABILITY

                  EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF SUCH PARTY'S SYSTEM OR ANY FIBERS OR CONDUIT OR ANY SERVICE PROVIDED HEREUNDER OR

DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH

PROPRIETARY/CONFIDENTIAL

WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED.

                  NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY AND SPECIFICALLY WITH RESPECT TO THE ARTICLE ENTITLED INDEMNIFICATION, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY RELIANCE OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF, OR IN CONNECTION WITH, USE OF THE PARTY'S SYSTEM BY THE OTHER PARTY, EITHER DIRECTLY, INDIRECTLY THROUGH INDEMNIFICATION OR OTHERWISE, OR ANY THIRD PARTY, INCLUDING, BUT NOT LIMITED TO, TRANSMISSION INTERRUPTIONS OR PROBLEMS, DAMAGE OR LOSS OF PROPERTY OR EQUIPMENT, LOSS OF PROFITS OR REVENUE, COST OF CAPITAL, COST OF REPLACEMENT SERVICES, OR CLAIMS OF CUSTOMERS, WHETHER OCCASIONED BY ANY REPAIR OR MAINTENANCE PERFORMED BY, OR FAILED TO BE PERFORMED BY, THE FIRST PARTY OR ANY OTHER CAUSE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR STRICT LIABILITY. THIS PARAGRAPH SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY'S ABILITY TO RECOVER UNDER THE ARTICLE ENTITLED INDEMNIFICATION WITH RESPECT TO CLAIMS OF THIRD PARTIES BROUGHT AGAINST SUCH PARTY (EXCEPT AS PROVIDED IN SUCH ARTICLE) OR THE RIGHT TO RECOVER LIQUIDATED DAMAGES UNDER THE ARTICLE ENTITLED COMPLETION OF THE SYSTEMS. PROVIDED, FURTHER, THE EXCLUSIVE REMEDY OF THE NONCONSTRUCTING PARTY, AND THE SOLE LIABILITY OF THE CONSTRUCTING PARTY, FOR ANY LOSS, DAMAGE OR DESTRUCTION OF THE FIBERS OR CONDUITS TRANSFERRED OR OF ANY PROPERTY OF THE NONCONSTRUCTING PARTY WHICH MAY BE INSTALLED WITHIN THE SYSTEM, SHALL BE REPAIR OR REPLACEMENT OF THE NONCONSTRUCTING PARTY'S AFFECTED FIBERS, CONDUIT OR PROPERTY BY THE CONSTRUCTING PARTY.

                  THE NONCONSTRUCTING PARTY IN ANY CONTRACT FOR SERVICE, CAPACITY, OR RIGHTS OF USE THAT INVOLVE THE USE OF ITS FACILITIES OR ITS IRU WILL INCLUDE IN SUCH CONTRACT A WRITTEN LIMITATION OF LIABILITY THAT IS BINDING ON ITS CUSTOMERS OR THIRD PARTY USERS THAT IS IN ALL MATERIAL RESPECTS AT LEAST AS RESTRICTIVE AS THE LIMITATIONS SET FORTH HEREIN.

                  PURSUANT TO THIS ARTICLE, NO PARTY SHALL BE PREVENTED FROM MAKING A CLAIM OR FILING SUIT AGAINST AN INDEPENDENT CONTRACTOR FOR SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, RELIANCE OR CONSEQUENTIAL DAMAGES ARISING OUT OF SUCH INDEPENDENT CONTRACTOR'S PERFORMANCE OF MAINTENANCE OR REPAIR SERVICES FOR THE SYSTEM OWNER, BUT THE PARTY MAKING THE CLAIM OR FILING SUIT

PROPRIETARY/CONFIDENTIAL

AGREES THAT IT WILL NOT SEEK RECOVERY OF SUCH DAMAGES TO THE EXTENT SUCH INDEPENDENT CONTRACTOR HAS A CONTRACTUAL OR COMMON LAW RIGHT OF RECOVERY AGAINST OR AN INDEMNITY FROM THE SYSTEM OWNER.

ARTICLE 16.  NOTICE

                  16.1 Unless otherwise provided herein, all notices and communications concerning this Agreement shall be in writing and addressed to the other party as follows:

      If to TA:                 Touch America, Inc.
                                Attn: President
                                130 No. Main
                                Butte, MT 59701
                                Facsimile No.: (406)

     If to PFN:                 PF.Net Construction Corp.
                                Attn: President
                                1625 B Street
                                Washougal, WA 98671
                                Facsimile No.: (360) 835-4798

or at such other address as may be designated in writing to the other party.

                  16.2 Unless otherwise provided herein, notices shall be sent by certified U.S. Mail, postage prepaid, return receipt requested, or by commercial overnight delivery service, or by facsimile with confirmation report, and shall be deemed served or delivered to the addressee or its office on the date of receipt of acknowledgment, the date of the confirmation of delivery by the overnight carrier, the date of the facsimile confirmation report, or, if postal claim notices are given, on the date of its return marked "unclaimed," provided, however, that upon receipt of a returned notice marked "unclaimed," the sending party shall make reasonable effort to contact and notify the other party by telephone.

ARTICLE 17   INTENTIONALLY DELETED

ARTICLE 18.  DEFAULT

                  18.1 PFN shall not be in default under this Agreement herein unless and until TA shall have given PFN written notice of such default and PFN shall have failed to cure the same within thirty (30) days after receipt of such notice; PROVIDED however, that where such default cannot reasonably be cured within such thirty (30) day period, if PFN shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default shall be extended. Events of default shall include, but not be limited to, the making by PFN of a general assignment for the benefit of its creditors, the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against PFN which is not

PROPRIETARY/CONFIDENTIAL
dismissed within ninety (90) days thereafter, or the filing by PFN of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief. Any event of default by PFN may be waived under the terms of this Agreement at TA's option. Upon the failure by PFN to timely cure any such default after notice thereof from TA, TA may (i) take such action as it determines, in its sole discretion, to be necessary to correct the default, and
(ii) pursue any legal remedies it may have under applicable law or principles of equity relating to such breach. Notwithstanding the above, if PFN certifies to TA in writing that a default has been cured, such default shall be deemed to be cured unless TA otherwise notifies PFN in writing within fifteen (15) days of receipt of such notice from PFN.

                  18.2 TA shall not be in default under this Agreement herein unless and until PFN shall have given TA written notice of such default and TA shall have failed to cure the same within thirty (30) days after receipt of such notice; PROVIDED however, that where such default cannot reasonably be cured within such thirty (30) day period, if TA shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default shall be extended. Events of default shall include, but not be limited to, the making by TA of a general assignment for the benefit of its creditors, the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against TA which is not dismissed within ninety (90) days thereafter, or the filing by TA of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief. Any event of default by TA may be waived under the terms of this Agreement at PFN's option. Upon the failure by TA to timely cure any such default after notice thereof from PFN, PFN may (i) take such action as it determines, in its sole discretion, to be necessary to correct the default, and (ii) pursue any legal remedies it may have under applicable law or principles of equity relating to such breach. Notwithstanding the above, if TA certifies to PFN in writing that a default has been cured, such default shall be deemed to be cured unless PFN otherwise notifies TA in writing within fifteen (15) days of receipt of such notice from TA.

ARTICLE 19.  TERMINATION

                  19.1 Except as otherwise provided herein, upon expiration of the Term of this Agreement, TA's IRU shall immediately terminate and all rights of TA to use the PFN System, or any part thereof, shall cease and PFN shall owe TA no additional duties or consideration. TA promptly shall remove all electronics and equipment from any PFN facilities at its sole cost under PFN's supervision.

                  19.2 Except as otherwise provided herein, upon expiration of the Term of this Agreement, PFN's IRU shall immediately terminate and all rights of PFN to use the TA System, or any part thereof, shall cease and TA shall owe PFN no additional duties or consideration. PFN promptly shall remove all electronics and equipment from any TA facilities at its sole cost under TA's supervision.

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


                  19.3 Notwithstanding the foregoing, no termination of this Agreement shall affect the rights or obligations of any party hereto with respect to any payment hereunder for services rendered prior to the date of termination or pursuant to the Articles entitled INDEMNIFICATION, INSURANCE, ARBITRATION, and TAXES AND FRANCHISE, LICENSE AND PERMIT FEES herein.

ARTICLE 20.  FORCE MAJEURE

                  20.1 A party shall not be in default hereunder, provided the delay in performance (a) occurs without fault or negligence on the part of the delayed party or its subcontractors, and (b) is caused by one or more of the following conditions: (i) acts of God including fire, flood, earthquakes and hurricanes; (ii) material shortage or unavailability not resulting from the responsible party's failure to timely place orders or take other necessary actions therefor; (iii) government codes, ordinances, laws, rules, regulations or restrictions (collectively, ("REGULATIONS") (but not to the extent the delay caused by such Regulations could have been avoided by rerouting the System provided such a reroute would have been commercially reasonable; (iv) war or civil disorder or (v) legal inability to access property (including failure of governmental authorities to grant R of W Agreements, environmental permits, licenses or similar rights) despite a party's timely and diligent actions.

                  20.2 If a force majeure condition occurs, the party delayed or unable to perform shall within fifteen (15) calendar days give written notice to the other party, stating the nature of the force majeure condition. The party claiming relief under this Article shall exercise commercially reasonable efforts to minimize the time for any such delay.

ARTICLE 21.  ARBITRATION

                  21.1 Any dispute or disagreement arising between TA and PFN in connection with this Agreement which is not settled to the mutual satisfaction of TA and PFN within thirty (30) days from the date that either party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given, except that the parties' rights of discovery shall be governed by the Federal Rules of Civil Procedure as modified or supplemented by the local rules of civil procedure for the U.S. District Court of Colorado; provided, however, that the disagreement shall not be submitted to the American Arbitration Association. If the parties are unable to agree on a single arbitrator, qualified by knowledge, education and experience with the subject matter of the disagreement, within fifteen (15) days from the date of receipt of the notice notifying a party of a dispute or disagreement, the presiding judge of Denver County shall select an arbitrator. The decision of the arbitrator shall be final and binding upon the parties and shall include written findings of law and fact, and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator shall be shared equally by the parties hereto unless the award otherwise provides. The arbitrator shall be instructed by the parties to establish procedures such that a decision can be rendered by the

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


arbitrator within sixty (60) days of their appointment. Except as otherwise provided in Addendum 1 (relating to liquidated damages), IN NO EVENT SHALL THE ARBITRATOR OR ARBITRATORS HAVE THE POWER TO AWARD ANY DAMAGES FOR LOST OR PROSPECTIVE PROFITS, OR ANY OTHER SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES AS A RESULT OF THE PERFORMANCE OR NONPERFORMANCE OF A PARTY'S OBLIGATIONS UNDER THIS AGREEMENT, WHETHER OR NOT ARISING FROM SOLE, JOINT OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER APPLICABLE LAW. TA AND PFN HEREBY WAIVE THEIR RIGHTS, IF ANY, TO RECOVERY ANY SUCH DAMAGES, WHETHER IN ARBITRATION OR LITIGATION.

                  21.2 The obligation herein to arbitrate shall not be binding upon any party with respect to requests for preliminary injunctions, temporary restraining orders, specific performance or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute

ARTICLE 22.  WAIVER

                  The failure of either party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

ARTICLE 23  GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without reference to its choice of law principles.

ARTICLE 24.  RULES OF CONSTRUCTION

                  24.1 The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.

                  24.2 Unless expressly defined herein, words having well-known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

                  24.3 Except as set forth to the contrary herein, any right or remedy of PFN or TA

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                                       23
shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

                  24.4 Nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement.

                  24.5 This Agreement has been fully negotiated between and jointly drafted by the parties.

                  24.6 In the event of a conflict between the provisions of this Agreement and those of any Exhibit or Addendum, the provisions of this Agreement shall prevail and such Exhibits or Addendum shall be corrected accordingly.

                  24.7 All actions, activities, consents, approvals and other undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth herein, for the purpose of this Article the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.

                  24.8 The Parties understand and agree that TA intends to obtain a private letter ruling from the Internal Revenue Service affirming the treatment of the exercise of the Exchange Option as a Like Kind Exchange. The Parties further understand and agree that if TA is not able to obtain such private letter ruling, or reasonably determines in its sole discretion that the Internal Revenue Service will not issue such private letter ruling, then, notwithstanding Article 6.4, the parties will mutually agree upon a joint tax strategy.

ARTICLE 25.  ASSIGNMENT

                  25.1 Except as provided in this Paragraph 25.1, neither Party shall assign or otherwise transfer this Agreement or its rights or obligations under this Agreement to any other without the prior written consent of the Non-assigning Party, which consent shall not be unreasonably withheld or delayed. The Assigning Party shall have the right, without the Non-Assigning Party's consent, to assign or otherwise transfer this Agreement (i) to any institutional lender as collateral, (ii) to any member, parent, subsidiary or affiliate of the Assigning Party or to any person firm or corporation that shall control, be under the control of or be under common control with the Assigning Party, or (iii) to any entity into which the Assigning Party may be merged or consolidated or that purchases all or substantially all of the assets of the Assigning Party; provided however, that: (1) the Assigning Party provides proof that such assignee is at least as creditworthy as the Assigning Party or upon such other proof satisfactory to the Non-Assigning party that the proposed assignee can adequately perform the obligations it would assume under this Agreement, (2) any such assignment or transfer shall be subject to the Non-Assigning Party's rights under this Agreement and any assignee or transferee shall continue to perform the Assigning Party's obligations to the Non-Assigning Party under the terms and conditions of this Agreement; and (3) such assignee or transferee shall agree in writing to be

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


bound and abide by this Agreement. In the event of any permitted partial assignment of any rights hereunder or in any fibers in the Assigning Party's System, the Assigning Party shall remain the sole point of contact with the Non-Assigning Party.

                  25.2 This Agreement and each of the parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

                  25.3 a. Except as otherwise provided in this Article 25.3, nothing herein shall be construed to prohibit the Parties from individually permitting the use of their respective interests in the Fibers and/or Conduit, or subducts to third parties for which they may be required to provide such third parties a partial right of use of such IRU; PROVIDED that such third parties shall be bound by the terms and conditions of this Agreement.

                  b. Notwithstanding the provisions of Article 25.3.a., the Parties acknowledge and agree that prior agreement require that the following restrictions apply to the Conduit they are conveying hereunder for the period stated unless earlier terminated according to the terms of such prior agreements. If such an earlier termination occurs, then the Party for whom the early termination has occurred shall inform the other Party that the restriction on Conduit no longer applies. Each Party's use of all fiber placed in Conduit for which it has the right of use under the PFN or TA IRU Lease shall be restricted to its own internal uses solely for the one year period immediately following (i) the date that any Advance IRU Lease becomes effective, or (ii) the Both Party Completion Date in the case of the remaining portions of the PFN IRU or TA IRU. It is intended by the immediately preceding restriction that the Parties shall not for said one year period permit any third party to make use of any fiber that may be installed in any such Conduit whether through sale, exchange, lease or otherwise during said one year period. Further, if a Party transfers Conduit that is the subject of the restriction described herein, then the Party shall require that the party to whom the Conduit is transferred comply with the restriction on use of fiber placed in the Conduit.

ARTICLE 26.  REPRESENTATIONS AND WARRANTIES

                  Each party represents and warrants that:

                  a. It has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement;

                  b. It has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement;

                  c. This Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms; and

                  d. Its execution of and performance under this Agreement shall not violate any

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                                       25
applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.

ARTICLE 27.  ENTIRE AGREEMENT; AMENDMENT

                  This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits and Addendums referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.

ARTICLE 28. NO PERSONAL LIABILITY

                  Each action or claim against any party arising under or relating to this Agreement shall be made only against such party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Article and shall be entitled to enforce the obligations of this Article.

ARTICLE 29. CONFLICTS OF INTEREST

                  Neither party shall use any funds received under this Agreement for illegal or otherwise "improper" purposes. Neither party shall pay any commission, fees or rebates to any employee of the other party, or favor any employee of such other party with gifts or entertainment of significant cost or value.

ARTICLE 30. RELATIONSHIP OF THE PARTIES

                  The relationship between PFN and TA shall not be that of partners, agents or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes. PFN and TA, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk.

ARTICLE 31.  LATE PAYMENTS

                  In the event a party shall fail to make any payment under this Agreement when due, such amounts shall accrue interest, from the date such payment is due until paid, including accrued interest, at a rate equal to twelve percent (12%) per annum or, if lower, the highest percentage allowed by law.

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                                       26

ARTICLE 32.  SEVERABILITY

                  If any term, covenant or condition herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE 33. EXECUTION

                  The Parties may execute the Agreement in one or more counterparts, all of which likewise taken together shall constitute one and the same instrument.

ARTICLE 34. CERTAIN DEFINITIONS

                  The following terms shall have the stated definitions in this Agreement.

                  34.1 "ABANDONMENT" shall have the definition set forth in
Article 11.2.

                  34.2 "AGREEMENT" shall have the definition set forth in the first paragraph hereof.

                  34.3 "BOTH PARTY COMPLETION DATE" means the later to occur of the TA IRU Acceptance Date or the PFN IRU Acceptance Date.

                  34.4 "CABLE" means the fiber optic cable and the fibers contained therein, and associated splicing connections, splice boxes and vaults, and conduit, to be installed by TA or PFN, as the case may be.

                  34.5 "CODE" shall have the definition set forth in the sixth clause of the Recitals.

                  34.6 "COMPLETION DATE" means the date upon which the Constructing Party's IRU Acceptance Date has occurred.

                  34.7 "CONDUIT" shall be defined as set forth in Article 2.1.

                  34.8 "CONDUIT MILES" means the Route miles of Conduit.

                  34.9 "CONDUIT MILE DIFFERENCE" shall be defined as set forth in Article 2.9.

                  34.10 [Intentionally omitted]

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                                       27

                  34.11 [Intentionally omitted]

                  34.12 "CONSTRUCTING PARTY" shall have the definition set forth in the seventh clause of the Recitals.

                  34.13 "CONSTRUCTING PARTY DAMAGE OR DETERIORATION" shall have the definition set forth in Article 8.5.

                  34.14 "CONSTRUCTING PARTY REQUIRED RIGHTS" shall have the definition set forth in Article 9.1.

                  34.15 "DELIVERABLES" shall have the definition set forth in the Article 5 entitled


SYSTEM DOCUMENTATION.
---------------------

                  34.16 "EFFECTIVE DATE" shall mean the date first written above.

                  34.17 "EMERGENCY OUTAGE" shall have the definition set forth in Article 8.4.

                  34.18 "EXCHANGE OPTION" shall have the definition set forth in
Article 6.1

                  34.19 "EXCHANGE OPTION DATE" shall have the definition set forth in Article 6.1

                  34.20 "EXCHANGE OPTION NOTIFICATION" shall have the definition set forth in Article 6.2

                  34.21 "EXCHANGE OPTION NOTIFICATION PERIOD" shall have the definition set forth in Article 6.2

                  34.22 "EXCHANGE PERIOD" shall have the definition set forth in
Article 6.1

                  34.23 "FAILURE OF REQUIRED RIGHTS" shall have the definition set forth in Article 9.2

                  34.24 "FIBER" shall have the definition set forth in Article 2.1.

                  34.25 "FIBER ACCEPTANCE TESTING" shall have the definition set forth in the Article 4.1.

                  34.26 "FIBER MILES" means the product of the number of Route miles in the Constructing Party's System multiplied by the number of Fibers in the Nonconstructing Party's IRU.

                  34.27 "FIBER MILE DIFFERENCE" shall have the definition set forth in Article 2.9.

                  34.28 "FINALLY DETERMINED TAXES AND FEES" shall have the definition set forth

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


in Article 14.4.

                  34.29 "HAZARDOUS MATERIALS" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA); (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation & Recovery Act ("RCRA") (42 U.S.C. Section 6901 et seq.) or any regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) or (iv) any laws of any state the PFN or TA System travels through or regulations promulgated under any such state law; (v) natural gas, gasoline, diesel fuel, oil, waste oil, fertilizer or components thereof or other petroleum hydrocarbons or by-products; and (vi) any additional substances or materials which are now or hereafter classified or treated as hazardous or toxic under any law including court decisions.

                  34.30 "INDEFEASIBLE RIGHT OF USE" or "IRU" is (a) an exclusive indefeasible right to use the fibers and conduit of either System, and (b) an associated, non-exclusive, indefeasible right to use the tangible and intangible property needed for the operation of the fibers and conduit of such System; PROVIDED however, that the IRU does not convey legal ownership of the fibers or conduit.

                  34.31 "INITIAL IRU LEASE TERM" shall be defined as set forth in Article 2.6.

                  34.31a "IRU FIBERS AND CONDUIT" shall have the meaning set forth in Article 2.1.

                  34.32 "IRU LEASES" shall have the definition set forth in
Article 2.5.

                  34.33 "LIKE KIND EXCHANGE" shall have the definition set forth in Article 6.3.

                  34.34 "LINK" shall have the definition set forth in Article
1.1.

                  34.35 "LINK IRU ACCEPTANCE DATE" shall have the definition set forth in Article 4.5.

                  34.36 "MATERIAL AUTHORIZATION" means the (a) governmental or municipal approval, franchise and authorization, (b) right-of-way agreement and pole attachment agreement, and (c) lease, license, consent or other agreement, including agreements of underlying landowners necessary for the Constructing Party to construct, install, maintain and repair its System, the Nonconstructing Party's Fibers and other equipment and appurtenances thereto associated with the Nonconstructing Party's IRU and the default of which would cause a material and adverse effect on the Nonconstructing Party's use of its IRU.

                  34.37 "NONCONSTRUCTING PARTY" shall have the definition set forth in the seventh

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                                       29
clause of the Recitals.

                  34.38 "OUTAGE" shall have the definition set forth Article 8.4

                  34.39 "PARTY" or "PARTIES" shall have the definitions set forth in the first paragraph of this Agreement.

                  34.40 "PFN" shall have the definition set forth in the first paragraph of this Agreement.

                  34.41 "PFN IRU" shall have the definition set forth in Article 2.1.

                  34.42 "PFN IRU ACCEPTANCE DATE" shall have the definition set forth in Article 4.5.

                  34.43 "PFN IRU LEASE" shall have the definition set forth in
Article 2.4.

                  34.44 [INTENTIONALLY OMITTED]

                  34.45 [INTENTIONALLY OMITTED]

                  34.46 "PFN SYSTEM" shall have the definition set forth in the second clause of the Recitals.

                  34.47 "REGULATIONS" shall have the definition set forth in
Article 20.1.

                  34.48 "RELOCATING PARTY" shall have the definition set forth in the Article 10.1.

                  34.49 "RELOCATION COSTS" means actual and related costs including, without limitation, the following: (1) labor costs, including wages and salaries, and benefits and overhead allocable to such labor costs (overhead allocation percentage shall not exceed the lesser of (x) the percentage TA or PFN, as applicable, allocates to its internal projects or (y) one hundred and thirty percent (130%)), and (2) other direct costs and out-of-pocket expenses on a pass-through basis (e.g., equipment, materials, supplies, contract services, etc.).

                  34.50 [INTENTIONALLY OMITTED]

                  34.51 "R OF W AGREEMENTS" shall mean all agreements with right-of-way owners, property owners, utilities, government entities or other parties which the Constructing Party must reasonably obtain in order to perform the obligations under this Agreement, including, but not limited to, those set forth in Article 9.1.

                  34.52 "ROUTE" shall have the definition set forth in Article 1.1.

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

                  34.53 "SPECIAL IRU LEASES" shall have the meaning set forth in
Article 2.7.

                  34.54 "SPECIAL IRU LEASE TERM" shall have the meaning set forth in Article 2.7.

                  34.55 "SYSTEM" shall have the definition set forth on the second clause of the Recitals.

                  34.56 "TA" shall have the definition set forth in the first paragraph of this Agreement.

                  34.57 [INTENTIONALLY OMITTED]

                  34.58 [INTENTIONALLY OMITTED]

                  34.59 "TA IRU" shall have the definition set forth in Article
2.1. 34.60"TA IRU ACCEPTANCE DATE" shall have the definition set forth in
Article 4.5.

                  34.61 "TA IRU LEASE" shall have the definition set forth in
Article 2.3.

                  34.62 "TA SYSTEM" shall have the definition set forth in the first clause of the Recitals.

                  34.63 "TERM" shall mean (1) the IRU Lease Term, or (2) if the Exchange Option is exercised, the Exchange Period.

                  34.64 "TRUE-UP PAYMENT" shall have the definition set forth
Article 2.9.

                  34.65 "UNALLOCATED TRUE-UP PAYMENT" shall have the definition set forth Article 6.4.

ARTICLE 35.  MANUFACTURERS WARRANTY

                  In the event any maintenance or repairs to the PFN System or the TA System are required as a result of a breach of any warranty made by any manufacturers, contractors or vendors, PFN or TA, as applicable, shall pursue any remedies it may have against such manufacturers, contractors or vendors, and Constructing Party shall reimburse Nonconstructing Party for any maintenance costs that Nonconstructing Party has incurred as a result of any such breach of warranty to the extent the manufacturers, contractors or vendors have paid such costs; PROVIDED that: (1) the Constructing Party shall be entitled to reduce such amount by legal and collection costs incurred; and (2) the Constructing Party shall have the right to prorate such payment among itself and other parties, based on IRU or fiber ownership.

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                                       31

                  The Parties have caused this Agreement to be executed on the date first above written and intend to be legally bound thereby.

        TOUCH AMERICA, INC.                 PF. NET CONSTRUCTION CORP.

    By:    /s/  Michael J. Meldhal     By:    /s/  Stephen Irwin

    Name:  Michael J. Meldhal          Name:  Stephen Irwin

    Title: President                   Title: Vice President

PROPRIETARY/CONFIDENTIAL

EXHIBITS

Addendum 1        [Confidential Matters]

Exhibit A         TA Link Maps

Exhibit A-1       TA Link End Point and Intermediate Cities for each Link,
                  including POP site addresses

Exhibit B          PFN Link Maps

Exhibit B-1       PFN Link End Point and intermediate Cities for each Link,
                  including POP site addresses.

Exhibit C-1       TA Link Construction Specifications
                  C-1-1 Dallas to Denver Link
                  C-1-2 Chicago to Detroit Link
                  C-1-3 Remaining Links

Exhibit C-2       TA System Fiber Specifications
                  C-2-1 Dallas to Denver Link
                  C-2-2 Chicago to Detroit Link
                  C-2-3 Remaining Links

Exhibit C-3       TA Link Fiber Cable Splicing, Testing and Acceptance Standards
                  C-3-1 Dallas to Denver Link
                  C-3-2 Chicago to Detroit Link
                  C-3-3 Remaining Links

Exhibit C-4       PFN Link Construction Specifications

Exhibit C-5       PFN Link Fiber Specifications

Exhibit C-6       PFN Link Fiber Cable Splicing, Testing and Acceptance
                  Standards

Exhibit D-1       TA Link As-Built Drawing Specifications
                  D-1-1 Dallas to Denver Link
                  D-1-2 Chicago to Detroit Link
                  D-1-3 Remaining Links

Exhibit D-2       PFN Link As-Built Drawing Specifications

Exhibit E-1       TA Link Operations and Maintenance Specifications
                  E-1-1 Dallas to Denver Link
                  E-1-2 Chicago to Detroit Link
                  E-1-3 Remaining Links

Exhibit E-2       PFN Link Operations and Maintenance Specifications

Exhibit F         Collocation Specifications and Fees

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                                       33

Exhibit G         TA and PFN IRUs, Fiber Miles and Conduit Miles

PROPRIETARY/CONFIDENTIAL

                                       34